UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

SHEPHERD AVE CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42425	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St #859

Wilmington, DE 19801

(Address of principal executive offices)

302-235-3848

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-fifth of one Class A ordinary share	SPHAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SPHA	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A ordinary share	SPHAR	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 23, 2025, Shepherd Ave Capital Acquisition Corporation (the “Company”) announced that holders of the Company’s units may elect to separately trade the Class A ordinary shares and rights included in its units, commencing on or about January 27, 2025.

The Class A ordinary shares and rights will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols “SPHA” and “SPHAR”, respectively. Units not separated will continue to trade on Nasdaq under the symbol “SPHAU.”

On January 23, 2025, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated January 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd Ave Capital Acquisition Corporation

/s/ William W. Snyder
	Name:	William W. Snyder
	Title:	Chief Executive Officer

Date: January 23, 2025

2